                                                                       EXHIBIT 3






                      ARTICLES OF INCORPORATION AND BYLAWS

================================================================================

                             CORPORATE ACCESS NUMBER

                                    20679460

ALBERTA
GOVERNMENT OF ALBERTA

                            BUSINESS CORPORATIONS ACT

                                   CERTIFICATE

                                       OF

                                  INCORPORATION

COMPOSITE AUTOMOBILE RESEARCH LTD.

WAS INCORPORATED IN ALBERTA ON JANUARY 5, 1996

                                          [SIG]
                                          --------------------------------------
                                          Registrar of Corporations

[SEAL
 REGISTRIES
 GOVERNMENT OF ALBERTA]

================================================================================

                         BUSINESS CORPORATIONS ACT                        FORM I
                                  (SECTION 6)

ALBERTA
CONSUMER AND CORPORATE AFFAIRS                         ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

1.      NAME OF CORPORATION:

        COMPOSITE AUTOMOBILE RESEARCH LTD.

2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

        The Corporation is authorized to issue an unlimited number of shares designated as Common Shares and an unlimited number of shares designated as Preferred Shares.

        (a)     Common Shares

        The Common Shares shall have attached to them the rights, privileges, restrictions and conditions as hereinafter set forth.

        (i) Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation.

        (ii) Subject to the rights of the holders of the Preferred Shares, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of the Corporation.

        (iii) Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common Shares are entitled to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation.

        (b) Preferred Shares

        The Preferred Shares shall have attached to them, as a class, the rights, privileges, restrictions and conditions as hereinafter set forth.

        (i) The Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time and before issue of a series of Preferred Shares, the number of shares which are to comprise that series and the designation, rights, privileges, restrictions and conditions to be attached to that series of Preferred Shares including without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the

FILED(E)
JAN 5 1996

Registrar of Corporations
Province of Alberta

                                                       ARTICLES OF INCORPORATION
                                                                          Page 2

        redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions.

        (ii) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares of a series as may be fixed in accordance with clause 2(b)(i).

        (iii) If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

        (iv) Unless the directors otherwise determine in the articles of amendment designating a series of Preferred Shares, the holder of each share of a series of Preferred Shares shall not, as such, be entitled to receive notice of or vote at any meeting of shareholders, except as otherwise specifically provided in the Business Corporations Act (Alberta).

3.      RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

        No shares in the capital of the Corporation may be transferred without the prior consent of the directors of the Corporation expressed by resolution.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

        A minimum of 1 and a maximum of 15.

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE
        RESTRICTION(S):

        None.

6.      OTHER RULES OR PROVISIONS (IF ANY):

        (a) The number of shareholders of the Corporation, exclusive of persons who are in its employment or that of an affiliate and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in that employment,

                                                       ARTICLES OF INCORPORATION
                                                                          Page 3

        shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

        (b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

        (c) The directors may, between annual general meetings, appoint 1 or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

7.      DATE:

        January 4, 1996

                                        ADDRESS
        INCORPORATORS' NAMES:    (INCLUDING POSTAL CODE)               SIGNATURE

        SARA-LANE SIREY           1600, 407 - 2nd Street. S.W.
                                  Calgary, Alberta                     /s/ SARA-LANE SIREY
                                  T2P 2Y3                              -------------------

FOR DEPARTMENTAL USE ONLY
CORPORATE ACCESS NUMBER                                       INCORPORATION DATE


==========================
        FILED(E)

       JAN 5 1996

REGISTRAR OF CORPORATIONS
   PROVINCE OF ALBERTA
==========================

                       COMPOSITE AUTOMOBILE RESEARCH LTD.
                               (the "Corporation")

        The undersigned, being all of the Shareholders of the Corporation, sign the following resolutions pursuant to section 136 of the Business Corporations Act (Alberta).

AMENDMENT OF ARTICLES

         IT IS RESOLVED THAT:

1. The provisions in Article 3 be repealed and the words "No restriction" be substituted in its place.

2. The provisions in Article 4 be changed from "a minimum of 1 director and a maximum of 15" to "a minimum of three directors and a maximum of twelve".

3. The provisions in Article 6 be amended by deleting paragraphs (a) and (b) in their entirety, and renaming paragraph "6(c)" as "6(a)."

4. The President of the Corporation is authorized to execute and deliver any and all documents and to take all actions including the filing of the Articles of Amendment pursuant to the Business Corporations Act (Alberta) as may be required to give effect to these resolutions.

           DATED this 10th day of April, 1997.

                                       MARITIME INTERNATIONAL, LTD.
                                       Per:  [SIG]
                                             -----------------------------------

                                       /s/ JAHAN BETEKHAR
                                       -----------------------------------------
                                           JAHAN BETEKHAR

                                       /s/ MAJID MEHRAFAZ
                                       -----------------------------------------
                                           MAJID MEHRAFAZ

                                       /s/ ADRIAN CORBETT
                                       -----------------------------------------
                                           ADRIAN CORBETT

                                       /s/ JACK H. NORMAN
                                       -----------------------------------------
                                           JACK H. NORMAN

                                       /s/ DOUGLAS W. NORMAN
                                       -----------------------------------------
                                           DOUGLAS W. NORMAN

                                       /s/ THOMAS WM. MCBURNIE
                                       -----------------------------------------
                                           THOMAS WM. MCBURNIE

                                       /s/ RODGER WARD
                                       -----------------------------------------
                                           RODGER WARD

                                 BY-LAW NUMBER 1

                           A BY-LAW RELATING GENERALLY
                            TO THE TRANSACTION OF THE
                             BUSINESS AND AFFAIRS OF
                       COMPOSITE AUTOMOBILE RESEARCH LTD.

                                    CONTENTS

                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATION

(1)       Definitions..........................................................    1
(2)       Interpretation.......................................................    2
(3)       Headings.............................................................    2
(4)       By-laws Subject to the ABCA..........................................    2

                                   SECTION 2.
                           BUSINESS OF THE CORPORATION

(1)       Execution of Documents...............................................    2
(2)       Cheques, Drafts and Notes............................................    2
(3)       Corporate Seal.......................................................    2
(4)       Banking Arrangements.................................................    3

                                   SECTION 3.
                                    BORROWING

(1)       Borrowing Power......................................................    3

                                   SECTION 4.
                                    DIRECTORS

(1)       Management of Business...............................................    3
(2)       Number of Directors..................................................    3
(3)       Election and Term....................................................    4
(4)       Removal of Directors.................................................    4
(5)       Ceasing to Hold Office...............................................    4
(6)       Filling Vacancies....................................................    4
(7)       Remuneration and Expenses............................................    4
(8)       Annual Financial Statements..........................................    5

                                   SECTION 5.
                              MEETINGS OF DIRECTORS

(1)       Calling Meetings.....................................................    5
(2)       Notice...............................................................    5
(3)       Notice of Adjourned Meeting..........................................    5
(4)       Meetings Without Notice..............................................    5
(5)       Waiver of Notice.....................................................    6
(6)       Quorum...............................................................    6
(7)       Chairperson of Meetings..............................................    6
(8)       Decision on Questions................................................    6
(9)       Meeting by Telephone.................................................    6
(10)      Resolution in Lieu of Meeting........................................    6

                                   SECTION 6.
                                    OFFICERS

(1)       Appointment of Officers...............................................   7
(2)       Term of Office........................................................   7
(3)       Duties of Officers....................................................   7
(4)       Remuneration..........................................................   7

                                   SECTION 7.
                          LIABILITY AND INDEMNIFICATION

(1)       Limitation of Liability...............................................   8
(2)       Indemnity.............................................................   8
(3)       Insurance.............................................................   9

                                   SECTION 8.
                                   SECURITIES

(1)       Shares................................................................   9
(2)       Securities Register...................................................   9
(3)       Security Certificates.................................................   9
(4)       Entitlement to a Security Certificate.................................  10
(5)       Securities Held Jointly...............................................  10
(6)       Replacement of Security Certificates..................................  10

                                     SECTION 9.
                              MEETINGS OF SHAREHOLDERS

(1)       Annual Meeting of Shareholders.......................................   10
(2)       Special Meetings of Shareholders.....................................   10
(3)       Special Business.....................................................   10
(4)       Place and Time of Meetings...........................................   11
(5)       Notice of Meetings...................................................   11
(6)       Notice of Adjourned Meetings.........................................   11
(7)       Waiver of Notice.....................................................   11
(8)       Chairperson of Meetings..............................................   12
(9)       Procedure at Meetings................................................   12
(10)      Persons Entitled to be Present.......................................   12
(11)      Quorum...............................................................   12
(12)      Joint Shareholders...................................................   12
(13)      Decision on Questions................................................   12
(14)      Voting...............................................................   13
(15)      Meeting by Telephone.................................................   13
(16)      Resolution in Lieu of Meeting........................................   13

                                   SECTION 10.
                                     NOTICES

(1)       Method of Notice.....................................................   13
(2)       Notice to Joint Shareholders.........................................   13
(3)       Failure to Give Notice...............................................   14

(4)       Execution of Notices.................................................   14

                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATION

(1)     Definitions

In the By-laws, unless the context otherwise requires:

(a)     "ABCA" means the Business Corporations Act (Alberta), as amended;

(b)     "appoint" includes elect and vice versa;

(c) "Articles" includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival of the Corporation, and any amendment to any of them;

(d)     "Board" means the board of directors of the Corporation;

(e) "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force;

(f)     "Corporation" means Composite Automobile Research Ltd.;

(g) "Director" means an individual who is elected or appointed as a director of the Corporation;

(h) "Indemnified Party" has the meaning set out in section 7 for purposes of that section;

(i)     "Officer" means an officer of the Corporation appointed by the Board;

(j)     "Recorded Address" means:

        i) in the case of a Shareholder, the Shareholder's latest address as shown in the Corporation's records,

        ii) in the case of joint Shareholders, the latest address as shown in the Corporation's records in respect of those joint holders, or the first address appearing if there is more than one address,

        iii) in the case of a Director, the Director's latest address as shown in the Corporation's records or in the last notice of directors filed with the Registrar, and

        iv) in the case of an Officer or auditor of the Corporation, that person's latest address as shown in the Corporation's records;

(k) "Regulations" means the Regulations, as amended, in force from time to time under the ABCA; and

(1)     "Shareholder" means a shareholder of the Corporation.

(2)     INTERPRETATION

In the By-laws, except if defined in this section or the context does not permit:

(a) words and expressions defined or used in the ABCA have the meaning or use given to them in the ABCA;

(b)     words importing the singular include the plural and vice versa;

(c)     words importing gender include masculine, feminine and neuter genders;
        and

(d)     words importing persons include bodies corporate.

(3)     HEADINGS

The headings used in the By-laws are inserted for convenience of reference only. The headings are not to be considered or taken into account in construing the terms of the By-laws nor are they to be deemed in any way to clarify, modify or explain the effect of any term of the Bylaws.

(4)     BY-LAWS SUBJECT TO THE ABCA

The By-laws are subject to the ABCA and the Regulations, to any unanimous shareholder agreement and to the Articles, in that order.

                                   SECTION 2.
                           BUSINESS OF THE CORPORATION

(1)     EXECUTION OF DOCUMENTS

Documents may be executed on behalf of the Corporation in the manner and by the persons the Board may designate by resolution.

(2)     CHEQUES, DRAFTS AND NOTES

Cheques, drafts or orders for the payment of money, notes, acceptances and bills of exchange must be signed in the manner and by the persons the Board may designate by resolution.

(3)     CORPORATE SEAL

The Board may, by resolution, adopt a corporate seal containing the name of the Corporation as the corporate seal. A document issued by or executed on behalf of the Corporation is not invalid only because the corporate seal is not affixed to that document. A document requiring authentication by the Corporation does not need to be under seal.

(4)     BANKING ARRANGEMENTS

The Board may open any bank accounts the Corporation may require at a financial institution designated by resolution of the Board. The Board may adopt, authorize, execute or deposit any document furnished or required by the financial institution and may do any other thing as may be necessarily incidental to the banking and financial arrangements of the Corporation.

                                   SECTION 3.
                                   BORROWING

(1)     BORROWING POWER

Without limiting the borrowing power of the Corporation provided by the ABCA, the Board may, without authorization of the Shareholders:

(a)     borrow money on the credit of the Corporation;

(b)     issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to section 42 of the ABCA, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The Directors may, by resolution, delegate to a Director, a committee of Directors or an Officer all or any of the powers conferred on them by this section.

                                   SECTION 4.
                                   DIRECTORS

(1)     MANAGEMENT OF BUSINESS

The Board shall manage the business and affairs of the Corporation. Every Director must comply with the ABCA, the Regulations, the Articles and the By-laws.

(2)     NUMBER OF DIRECTORS

The Board is to consist of that number of Directors permitted by the Articles. In the event the Articles permit a minimum and maximum number of Directors, the Board is to consist of the number of Directors the Shareholders determine by ordinary resolution. The number of Directors at any one time may not be less than the minimum or more than the maximum number permitted by the Articles.

(3)     ELECTION AND TERM

Each Director named in the notice of directors filed at the time of incorporation holds office from the issue of the certificate of incorporation until the first meeting of Shareholders. The Shareholders are to elect Directors by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting at which an election of Directors is required. The elected Directors are to hold office for a term expiring not later than the close of the next annual meeting of Shareholders following the election. A Director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of Shareholders following the Director's election. If Directors are not elected at a meeting of Shareholders, the incumbent Directors continue in office until their respective successors are elected.

(4)     REMOVAL OF DIRECTORS

The Shareholders may by ordinary resolution passed at a special meeting of Shareholders remove a Director from office. Any vacancy created by the removal of a Director may be filled at the meeting at which the Director was removed, failing which the vacancy may be filled by a quorum of Directors.

(5)     CEASING TO HOLD OFFICE

A Director ceases to hold office when:

(a) the Director dies or resigns;

(b) the Director is removed from office by the Shareholders who elected the Director; or

(c) the Director ceases to be qualified for election as a Director under the ABCA.

A Director's resignation is effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

(6)     FILLING VACANCIES

A quorum of Directors may fill a vacancy in the Board, except a vacancy resulting from an increase in the number or minimum number of Directors or from a failure to elect the number or minimum number of Directors required by the Articles. If there is not a quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office must immediately call a special meeting of Shareholders to fill the vacancy. If the Directors fail to call a meeting, or if there are no Directors then in office, the meeting may be called by any Shareholder.

(7)     REMUNERATION AND EXPENSES

The Directors are entitled to receive remuneration for their services in the amount the Board determines. Subject to the Board's approval, the Directors are also entitled to be reimbursed for travelling and other expenses incurred by them in attending meetings of the Board or any committee of Directors or in the performance of their duties as Directors.

Nothing contained in the By-laws precludes a Director from serving the Corporation in another capacity and receiving remuneration for acting in that other capacity.

(8)     ANNUAL FINANCIAL STATEMENTS

The Board must place before the Shareholders at every annual meeting of Shareholders financial statements which have been approved by the Board as evidenced by the signature of one or more of the Directors, the report of the auditor, if any, and any further information respecting the financial position of the Corporation and the results of its operations that is required by the ABCA, the Regulations, the Articles, the By-laws or any unanimous shareholder agreement.

                                   SECTION 5.
                              MEETINGS OF DIRECTORS


(1)     CALLING MEETINGS

The Chairperson of the Board, if any, the President or any Director may call a meeting of Directors. A meeting of Directors or of a committee of Directors may be held within or outside of Alberta at the time and place indicated in the notice referred to in subsection (2).

(2)     NOTICE

Notice of the time and place of a meeting of Directors or any committee of Directors must be given to each Director or each Director who is a member of a committee not less than 48 hours before the time fixed for that meeting. Notice must be given in the manner prescribed in section 10.

(3)     NOTICE OF ADJOURNED MEETING

Notice of an adjourned meeting of Directors is not required if a quorum is present at the original meeting and if the time and place of the adjourned meeting is announced at the original meeting. If a meeting is adjourned because a quorum is not present, notice of the time and place of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(4)     MEETINGS WITHOUT NOTICE

No notice of a meeting of Directors or of a committee of Directors needs to be given:

(a) to a newly elected Board following its election at an annual or special meeting of Shareholders; or

(b) for a meeting of Directors at which a Director is appointed to fill a vacancy in the Board, if a quorum is present.

(5)     WAIVER OF NOTICE

A Director may waive, in any manner, notice of a meeting of Directors or of a committee of Directors. Attendance of a Director at a meeting of Directors or of a committee of Directors is a waiver of notice of the meeting, except when the Director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(6)     QUORUM

The Directors may fix the quorum for meetings of Directors or of a committee of Directors, but unless so fixed, a majority of the Directors or of a committee of Directors constitutes a quorum. No business may be transacted unless at least half of the Directors present are resident Canadians.

(7)     CHAIRPERSON OF MEETINGS

The chairperson of any meeting of Directors is the first mentioned of the following Officers (if appointed) who is a Director and is present at the meeting: Chairperson of the Board or President. If neither of the foregoing Officers is present, the Directors present may choose one of their number to be chairperson of the meeting.

(8)     DECISION ON QUESTIONS

Every resolution submitted to a meeting of Directors or of a committee of Directors must be decided by a majority of votes cast at the meeting. In the case of an equality of votes, the chairperson does not have a casting vote.

(9)     MEETING BY TELEPHONE

If all the Directors consent, a Director may participate in a meeting of Directors or of a committee of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Director participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

(10)    RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors is as valid as if it had been passed at a meeting of Directors or committee of Directors. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Director and transmitted by facsimile or other device capable of transmitting a printed message is as valid as an originally signed counterpart.

                                   SECTION 6.
                                    OFFICERS

(1)     APPOINTMENT OF OFFICERS

The Directors may designate the offices of the Corporation, appoint as officers individuals of full capacity, specify their duties and delegate to them powers to manage the business and affairs of the Corporation, except powers to:

(a) submit to the Shareholders any question or matter requiring the approval of the Shareholders;

(b)     fill a vacancy among the Directors or in the office of auditor;

(c) issue securities, except in the manner and on the terms authorized by the Directors;

(d)     declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the Directors;

(f) pay a commission in connection with the sale of shares of the Corporation;

(g)     approve a management proxy circular;

(h)     approve any financial statements; or

(i)     adopt, amend or repeal By-laws.

An Officer does not have to be a Director. The same individual may hold two or more offices of the Corporation.

(2)     TERM OF OFFICE

An Officer holds office from the date of the Officer's appointment until a successor is appointed or until the Officer's resignation or removal. An officer may resign by giving written notice to the Board. All Officers are subject to removal by the Board, with or without cause.

(3)     DUTIES OF OFFICERS

An Officer has all the powers and authority and must perform all the duties usually incident to, or specified by the Board for, the office held.

(4)     REMUNERATION

The Officers are entitled to receive remuneration for their services in the amount the Board determines.

                                   SECTION 7.
                          LIABILITY AND INDEMNIFICATION

(1)     LIMITATION OF LIABILITY

Every Director and Officer in exercising the powers and discharging the duties of office must act honestly and in good faith with a view to the best interests of the Corporation and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No Director or Officer is liable for:

(a) the acts, omissions or defaults of any other Director or Officer or an employee of the Corporation;

(b) any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation;

(c) the insufficiency or deficiency of any security in or upon which any of the money of the Corporation is invested;

(d) any loss or damage arising from the bankruptcy, insolvency or tortious or criminal acts of any person with whom any of the Corporation's money is, or securities or other property are, deposited;

(e)     any loss occasioned by any error of judgment or oversight; or

(f) any other loss, damage or misfortune which occurs in the execution of the duties of office or in relation to it,

unless occasioned by the willful neglect or default of that Director or Officer. Nothing in this By-law relieves any Director or Officer of any liability imposed by the ABCA or otherwise by law.

(2)     INDEMNITY

The Corporation shall indemnify a Director or Officer, a former Director or Officer and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (the "Indemnified Parties") and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges and disbursements of legal counsel on an as-between-a-solicitor-and-the-solicitor's-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of them is made a party by reason of an Indemnified Party being or having been a Director or Officer or a director or officer of that body corporate, if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party's conduct was lawful.

The Corporation shall indemnify an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the ABCA permits or requires. Nothing in this By-law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of this By-law.

(3)     INSURANCE

The Corporation may purchase and maintain insurance for the benefit of a person referred to in subsection (2) against the liabilities and in the amounts the ABCA permits and the Board approves.

                                   SECTION 8.
                                   SECURITIES

(1)     SHARES

Shares of the Corporation may be issued at the times, to the persons and for the consideration the Board determines. No share may be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

(2)     SECURITIES REGISTER

The Corporation shall maintain at its records office a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a) the names, alphabetically arranged and the latest known address of each person who is or has been a security holder;

(b)     the number of securities held by each security holder; and

(c)     the date and particulars of the issue and transfer of each security.

The Corporation shall keep information relating to a security holder that is entered in the securities register for at least seven years after the security holder ceases to be a security holder.

(3)     SECURITY CERTIFICATES

Security certificates and acknowledgements of a security holder's right to obtain a security certificate must be in a form the Board approves by resolution. A security certificate must be signed by at least one Director or Officer. Any signature may be printed or otherwise mechanically reproduced on a security certificate. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a Director or Officer, and the security certificate is as valid as if the person were a Director or Officer at the date of issue.

(4)     ENTITLEMENT TO A SECURITY CERTIFICATE

A security holder is entitled at the holder's option to a security certificate or to a nontransferable written acknowledgement of the holder's right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by that holder.

(5)     SECURITIES HELD JOINTLY

The Corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons. Delivery of a certificate to one of the joint holders is sufficient delivery to all of them. Any one of the joint holders may give effectual receipts for the certificate issued in respect of the securities or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of the security.

(6)     REPLACEMENT OF SECURITY CERTIFICATES

The Board or an Officer or agent designated by the Board may in its or the Officer's or agent's discretion direct the issue of a new security certificate in place of a certificate that has been lost, destroyed or wrongfully taken. A new security certificate may be issued only on payment of a reasonable fee and on any terms as to indemnity, reimbursement of expenses and evidence of loss of title as the Board may prescribe.

                                   SECTION 9.
                            MEETINGS OF SHAREHOLDERS

(1)     ANNUAL MEETING OF SHAREHOLDERS

The Board must call an annual meeting of Shareholders to be held not later than 18 months after the date of incorporation and subsequently, not later than 15 months after holding the last preceding annual meeting. An annual meeting is to be held for the purposes of considering the financial statements and auditor's report, fixing the number of Directors for the following year, electing Directors, appointing an auditor and transacting any other business that may properly be brought before the meeting.

(2)     SPECIAL MEETINGS OF SHAREHOLDERS

The Board may at any time call a special meeting of Shareholders.

(3)     SPECIAL BUSINESS

All business transacted at a special meeting of Shareholders and all business transacted at an annual meeting of Shareholders, except consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumbent auditor, is deemed to be special business.

(4)     PLACE AND TIME OF MEETINGS

Meetings of Shareholders may be held at the place within Alberta and at the time the Board determines. A meeting of Shareholders may be held outside Alberta if all the Shareholders entitled to vote at that meeting agree to holding the meeting outside Alberta. A Shareholder who attends a meeting of Shareholders held outside Alberta is deemed to have agreed to holding the meeting outside Alberta, except when the Shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

(5)     NOTICE OF MEETINGS

Notice of the time and place of a meeting of Shareholders must be sent not less than 21 days and not more than 50 days before the meeting to:

(a)     each Shareholder entitled to vote at the meeting;

(b)     each Director; and

(c)     the auditor of the Corporation.

Notice of a meeting of Shareholders called for the purpose of transacting any business other than consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumbent auditor must state the nature of the business to be transacted in sufficient detail to permit a Shareholder to form a reasoned judgment on that business and must state the text of any special resolution to be submitted to the meeting.

(6)     NOTICE OF ADJOURNED MEETINGS

With the consent of the Shareholders present at a meeting of Shareholders, the chairperson may adjourn that meeting to another fixed time and place. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by verbal announcement at the time of the adjournment. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(7)     WAIVER OF NOTICE

A Shareholder and any other person entitled to attend a meeting of Shareholders may waive in any manner notice of a meeting of Shareholders. Attendance of a Shareholder or other person at a meeting of Shareholders is a waiver of notice of the meeting, except when the Shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(8)     CHAIRPERSON OF MEETINGS

The chairperson of any meeting of Shareholders is the first mentioned of the following Officers (if appointed) who is present at the meeting: President or Chairperson of the Board. If neither of the foregoing Officers is present, the Shareholders present and entitled to vote at the meeting may choose a chairperson from among those individuals present.

(9)     PROCEDURE AT MEETINGS

The chairperson of any meeting of Shareholders shall conduct the proceedings at the meeting in all respects. The chairperson's decision on any matter or thing relating to procedure is conclusive and binding upon the Shareholders.

(10)    PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a meeting of Shareholders are:

(a)     the Shareholders entitled to vote at the meeting;

(b)     the Directors;

(c)     the auditor of the Corporation; and

(d) any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, any unanimous shareholder agreement, the Articles or the Bylaws to be present at the meeting.

Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

(11)    QUORUM

A quorum of Shareholders is present at a meeting of Shareholders if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

(12)    JOINT SHAREHOLDERS

If two or more persons hold shares jointly, one of those holders present at a meeting of Shareholders may, in the absence of the others, vote the shares. If two or more of those persons are present in person or by proxy, they must vote as one on the shares jointly held by them.

(13)    DECISION ON QUESTIONS

At every meeting of Shareholders all questions proposed for the consideration of Shareholders must be decided by the majority of votes, unless otherwise required by the ABCA or the Articles. In the case of an equality of votes, the chairperson of the meeting does not, either on a show of hands or verbal poll or on a ballot, have a casting vote in addition to the vote or votes to which the chairperson may be entitled as a Shareholder or proxy holder.

(14)    VOTING

Voting at a meeting of Shareholders shall be by a show of hands of those present in person or represented by proxy or by a verbal poll of those present by telephone or other communication facilities. If a ballot is required by the chairperson of the meeting or is demanded by a Shareholder or proxy entitled to vote at the meeting, either before or on the declaration of the result of a vote by a show of hands or verbal poll, voting must be by ballot. A demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken on a question, a prior vote on that question by show of hands or verbal poll has no effect. At every meeting a Shareholder present in person or represented by proxy or present by telephone or other communication facilities and entitled to vote has one vote for each share held.

(15)    MEETING BY TELEPHONE

Any person described in subsection (10) may participate in a meeting of Shareholders by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Shareholder participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

(16)    RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of Shareholders. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Shareholder and transmitted by facsimile or other device capable of transmitting a printed message is as valid as an originally signed counterpart.

                                   SECTION 10.
                                     NOTICES

(1)     METHOD OF NOTICE

A notice or document required to be sent to a Shareholder, Director, Officer or auditor of the Corporation may be given by personal delivery, prepaid transmitted or recorded communication or prepaid mail addressed to the recipient at the recipient's Recorded Address. A notice or document sent by personal delivery is deemed to be given when it is actually delivered. A notice or document sent by means of prepaid transmitted or recorded communication is deemed to be given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. A notice or document sent by mail is deemed to be given when deposited at a post office or in a public letter box.

(2)     NOTICE TO JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, a notice or document may be sent or delivered to all of them, but notice given to any one joint Shareholder is sufficient notice to the others

(3)     FAILURE TO GIVE NOTICE

The accidental failure to give a notice to a Shareholder, Director, Officer or auditor of the Corporation, the non-receipt of a notice by the intended recipient or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

(4)     EXECUTION OF NOTICES

Unless otherwise provided, the signature of any person designated by resolution of the Board to sign a notice or document on behalf of the Corporation may be written, stamped, typewritten or printed.

        MADE by the Directors as evidenced by the signature of the following Director effective January 5, 1996.

                                        /s/ SARA-LANE SIREX
                                        ----------------------------------------
                                            SARA-LANE SIREX


        CONFIRMED by the Shareholders as evidenced by the signature of the following Shareholder effective January 5, 1996.

                                        /s/ SARA-LANE SIREX
                                        ----------------------------------------
                                            SARA-LANE SIREX

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ALBERTA                                                  Corporate Access Number
GOVERNMENT OF ALBERTA                                             20679460


                              CERTIFICATE OF STATUS
                                     Form 32


I CERTIFY THAT ACCORDING TO OUR RECORDS

COMPOSITE AUTOMOBILE RESEARCH LTD.

INCORPORATED IN ALBERTA ON 96/01/05

IS AS OF THIS DATE A VALID AND SUBSISTING CORPORATION


GIVEN UNDER MY HAND AND SEAL OF OFFICE IN THE PROVINCE OF ALBERTA.

DATED: 97 JUN 13

                                          [SIG]
                                          --------------------------------------
                                          Registrar of Corporations

[SEAL
 REGISTRIES
 GOVERNMENT OF ALBERTA]

================================================================================